EXHIBIT 10.42

[Form of Non-employee Director Stock Option Agreement]
NQO No. XX-XX	Option for
XXXXXX Shares

MEDAREX, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

FOR          STOCK OPTION PLAN

MEDAREX, INC. a New Jersey corporation (the “Company”), in consideration of the value to it of the continuing services of XXXXXXX (hereinafter called “Optionee”), which continuing services the grant of this option is designed to secure, and in consideration of the various undertakings made herein by Optionee, and pursuant to its XXXX Stock Option Plan (hereinafter called the “Plan”), hereby grants to Optionee an option (the “Option”), evidenced by this Option Agreement, exercisable for the period and upon the terms hereinafter set out, to purchase XXXXX shares (the “Option Amount”) of $.01 par value common stock of the Company (“Common Stock”) at a price of $XXXXX per share (the “Option Price”), which price represents at least the fair market value (as such term is defined in the Plan) of the shares as of the Date of Grant (as hereinafter defined).

1.  Term of Option.  This Option is granted and dated on the date set forth next above the signature shown (sometimes hereinafter called the “Date of Grant”), and will terminate and expire, to the extent not previously exercised, one day prior to the end of ten (10) years after the Date of Grant (i.e, on the XXX day of XXXXX, XXXX), or at such earlier time as may be specified in Section 4 hereof.

2.  Vesting.  Except as set forth in the immediately following sentence or as otherwise provided in the Plan or this Option Agreement, this Option is exercisable in whole or in part at any time and from time to time prior to the termination of the Option pursuant to Section 4 herein.  Notwithstanding the foregoing, under no circumstances shall this Option be exercisable within six (6) months (or such greater or lesser period prescribed or permitted by any applicable rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), including, without limitation, Rule 16(b)-3) from the Date of Grant hereof; provided, however, that upon the occurrence of an event constituting a Change of Control, as such term is defined in the Plan, the Option Amount shall become immediately exercisable in full.

3.  Non-Transferability.  This Option is transferable to an optionee’s family members pursuant to a gift or by means of a domestic relations order.  An optionee may not sell or otherwise transfer an option for values.

4.  Manner of Exercise.  The Optionee (or other person entitled to exercise the Option) shall purchase shares of Common Stock subject hereto by the payment to the Company of the

Option Price in full.  This Option is to be exercised by written notice to the Company stating the full number of shares to be purchased and the time of delivery thereof, which shall be at least 15 days after the giving of notice unless an earlier date shall have been agreed upon between Optionee (or other person entitled to exercise the Option) and the Company.  At such time, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares against payment of the Option Price therefor in full for the number of shares to be delivered; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.  Payment of the Option Price shall be made in cash either by a certified or official bank check; provided, however, that during the 60-day period from and after a Change of Control the Optionee (unless the Optionee initiated a Change of Control in a capacity other than as an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), shall have the right, in lieu of the payment of the full Option Price of the shares of the Common Stock being purchased under the Option, by forwarding written notice to the Company, to elect (within such 60-day period) to surrender all or part of the Option to the Company and to receive in cash an amount equal to the amount by which the fair market value per share of Common Stock on the date of exercise shall exceed the Option Price per share under the Option multiplied by the number of shares of Common Stock granted under the Option as to which the right granted by this proviso shall have been exercised. The written notice provided by the Optionee shall specify the Optionee’s election to purchase shares subject to this Option or to receive the cash payment herein provided.

Notwithstanding the foregoing, payment in whole or in part of the Option Price may be made in unrestricted shares of Common Stock which are already owned by the Optionee free and clear of any liens, claims, encumbrances or security interests, based upon the fair market value (as defined in the Plan) of the Common Stock on the date the Option is exercised.  No shares of Common Stock shall be issued until full payment therefor has been made.  If the Optionee (or other persons entitled to exercise the Option) fails to accept a delivery of, or to pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof, the right to exercise the Option with respect to such undelivered shares shall be thereupon terminated.

5.  Termination of Employment.

(a)  Death.  If any Optionee’s relationship with or employment by the Company and/or any of its subsidiaries terminates by reason of death, this Option may thereafter be exercised immediately in full by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee until the expiration of the stated term of the Option.

(b)  Permanent Disability.  If the Optionee’s relationship with or employment by the Company and/or any of its subsidiaries terminates by reason of “Permanent and Total Disability” (as defined in Section 22(e)(3) of the Code), this Option may, to the extent such Option has vested, thereafter be exercised by the Optionee for a period of three years from the date of such termination or expiration of the stated term of the Option, whichever period is the shorter.

(c)    Termination for Cause.  If the Optionee’s relationship with or employment by the Company is terminated by the Company for reason of willful violation of the Company’s policies, the Option shall thereupon terminate.  Notwithstanding the foregoing, nothing herein shall be deemed to alter the at-will employment status of an employee of the Company in any way.

(d)  Other Termination.  If the Optionee’s relationship with or employment by the Company terminates for any reason other than death or permanent disability or for reason of willful violation of the Company’s policies, this Option may, to the extent such Option has vested, thereafter be exercised by the Optionee for a period of three months from the date of such termination or expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if such termination is by action of the Company within 18 months following a Change of Control (other than discharge for reason of willful violation of the Company’s policies ), any unexercised portion of this Option may be exercised by the Optionee until the earlier of six months and one day after such termination or the expiration of such Option in accordance with the terms hereof.

(e)    Directors.  Notwithstanding anything in this Section 5 to the contrary, if the Optionee is a non-employee member of the Board of Directors of the Company, when such Optionee’s term on the Board of Directors of the Company terminates by reason of retirement, permanent disability or resignation (in each case, except in the event of a willful violation of the Company’s policies), this Option, to the extent such Option has vested, shall remain exercisable until the expiration of the stated term of the Option.

6.  Adjustments on Recapitalization.  The number of shares of Common Stock subject hereto and the Option Price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of the shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company; provided, however, that any Options to purchase fractional shares resulting from such adjustments shall be eliminated.

If the Company shall at any time merge or consolidate with or into another corporation, the holder of this Option will thereafter receive, upon the exercise thereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of the Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such Option.  A sale of consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.  In the event of the proposed dissolution, liquidation or reorganization of the Company, other than pursuant to a merger or consolidation as referred to above, the Option granted hereunder shall terminate as of a date to be fixed by the Committee (as that term is defined in the Plan); provided that not less than 30 day’s prior written notice of the date so fixed shall be given to the Optionee, and the Optionee shall have the right, during the period of thirty

(30) days preceding such termination, to exercise his or her Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable.

7.  Subject to Plan.  This Option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee to make interpretations of the Plan and of the options granted thereunder, and of the Board of Directors of the Company (“Board of Directors”) to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan.  By acceptance hereof, Optionee acknowledges receipt of a copy of a Summary Plan Description which describes the basic terms and conditions of the Plan and is attached hereto as Exhibit A, and recognizes and agrees that determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board of Directors or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee.

8.  Rights as Shareholder.  This Option shall not entitle Optionee or any permitted transferee hereof to any rights of a shareholder of the Company or to any notice of proceedings of the Company or to any notice of proceedings of the Company in respect of any shares issuable upon exercise of this Option unless and until the Optionee has given to the Company a written notice of exercise, has paid in full the Option Price for such shares and, if applicable, has given a representation to the Company that he or she is purchasing such shares for investment only and not with a view towards any distribution.  The Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased hereunder prior to compliance with applicable federal and state laws and regulations with respect to the issuance, registration or listing of such shares.

9. Securities Laws.    Optionee acknowledges that he or she has been informed of, or is otherwise familiar with, the nature and the limitations imposed by the Securities Act of 1933, as amended (the “Act”), the Exchange Act, and the rules and regulations thereunder (in particular, Rule 144, promulgated under the Act and Section 16 of the Exchange Act, and Rule 16b-3 promulgated thereunder), concerning the shares issuable upon exercise of this Option and agrees to be bound by the restrictions embodied in such Act, the Exchange Act, and all the rules and regulations promulgated thereunder.

10.  Miscellaneous; Governing Law.

(a) In the event the Option shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation.  In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number of designation of the Common Stock.

(b)  The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

(c)  The Option and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of New Jersey.

(d)  Optionee hereby agrees that he or she will make such arrangements as the Company deems necessary to discharge any federal, state, or local income or payroll tax withholding obligations imposed upon the Company with respect to this Option.  Upon Optionee’s request and subject to the Company’s approval, in its sole discretion, and in compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon exercise of the Option a number of whole shares of Common Stock having a fair market value, determined as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

(e)  Nothing contained in this Agreement shall confer upon Optionee the right to employment by the Company or any of its subsidiaries.

IN WITNESS WHEREOF, this Option Agreement is executed as of the XXX day of XXXX, XXX.

MEDAREX, INC.

By: